EXHIBIT 10.7
Execution Version
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of May 23, 2022, between ENVIVA WILMINGTON HOLDINGS, LLC, a limited liability company formed under the laws of Delaware (the “Borrower”), and ENVIVA, LP, a Delaware limited partnership (together with its successors and assigns, “Lender”).
RECITALS
A.WHEREAS, the Borrower and the Lender are parties to that certain Second Amended and Restated Credit Agreement, dated as of April 2, 2019 (as amended, restated or otherwise modified prior to the date hereof, the “Credit Agreement”, and as amended by this Agreement, the “Amended Credit Agreement”). Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement;
B.WHEREAS, the Borrower requested that the Lender extend the then-current Maturity Date, first by six months, then by an additional six-month period, and the Lender accepted each such request, extending the Maturity Date to June 30, 2023, all effective as of March 31, 2022;
C.WHEREAS, Section 8.2(c) of the Credit Agreement permits amendments to the Credit Agreement pursuant to agreements in writing entered into by the Lender and the Borrower; and
D.WHEREAS, the Lender and the Borrower desire to amend the Credit Agreement to further extend the maturity date thereunder.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to the Credit Agreement.
The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
“Maturity Date” means the earliest of (i) June 30, 2024 and (ii) the date of termination of the Revolving Commitment; provided that the Lender may extend the Maturity Date by up to one year in the sole and absolute discretion of the Lender.
SECTION 2. Representations and Warranties. The Borrower hereby represents and warrants to the Lender that the following statements are true and correct in all respects:
(a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that to the extent any such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects;
(b) the Borrower has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under the Credit Agreement. The execution and delivery of this Agreement and the performance by the Borrower of the Credit Agreement have been duly approved by all necessary organizational action of the Borrower; and
(c) this Agreement has been duly executed and delivered by the Borrower and this Agreement is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3. Conditions to Effectiveness of this Agreement. The effectiveness of the Agreement shall be subject to the following conditions precedent (the date on which such conditions have been satisfied (or waived) is referred to herein as the “Effective Date”):
(a)    The Lender has received a duly executed counterpart of this Agreement from the Borrower, which shall be an original or facsimile or “.pdf” file;
(b)    The representations and warranties set forth in Section 2 of this Agreement shall be true and correct; and
(c)    No Default or Event of Default shall exist, or would result from the execution and delivery of this Agreement.
SECTION 4. Effect of the Amendment. Except as expressly provided in this Agreement, nothing herein shall be deemed to entitle the Borrower to any other consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement. On and after the Effective Date, (i) the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import, as used in the Credit Agreement, shall, unless the context otherwise requires, mean the Amended Credit Agreement. The Borrower hereby ratifies and confirms that, except as specifically amended by this Agreement, the Credit Agreement shall remain in full force and effect.
SECTION 5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “.pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6. Applicable Law. This Agreement is governed by and will be construed in accordance with the laws of the State of New York, except for conflicts of laws rules that would require the application of the law of another jurisdiction.
SECTION 7. Miscellaneous.    The provisions of Sections 8.9 and 8.10 of the Credit Agreement are incorporated by reference herein and made a part hereof.
SECTION 8. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its duly authorized officers, all as of the date first above written.

BORROWER:
ENVIVA WILMINGTON HOLDINGS, LLC
By:     Enviva, LP, as its managing member
By: Enviva GP, LLC, as its sole general partner

By:
        Name: William H. Schmidt, Jr.
        Title: Executive Vice President,
         Corporate Development and General
        Counsel

LENDER:
ENVIVA, LP
By:     Enviva GP, LLC, as its sole general partner
By:
Name: Shai S. Even
Title: Executive Vice President and Chief Financial Officer